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                                  Exhibit 10.14

                          EMPLOYMENT AGREEMENT BETWEEN
                 SORRENTO NETWORKS CORPORATION AND JOE ARMSTRONG

         This EMPLOYMENT AGREEMENT (the "Agreement") is effective as of the 17th day of May, 2002. The parties to this Agreement are Sorrento Networks Corporation, a New Jersey corporation ("the Company") and Joe Armstrong ("Executive").

         This Agreement is made with reference to the following facts:

         A. The Company desires to engage Executive's services on the terms and conditions set forth in this Agreement.

         B. Executive desires to be employed by the Company on the terms and conditions set forth in this Agreement.

         NOW, THEREFORE, the parties agree as follows:

1.       EMPLOYMENT.

         1.1 The Company hereby employs Executive, and Executive hereby accepts employment by the Company, upon the terms and conditions set forth in this Agreement.

         1.2 Executive shall serve as Chief Financial Officer of the Company and shall report directly to the Company's Chairman and CEO. It is possible that Executive may additionally be appointed to other leadership positions with the Company's subsidiaries. If so, this Agreement, including the compensation provisions, will apply to any such additional positions.

         1.3 Executive shall do and perform all services, acts or things necessary to manage the financial and administrative affairs of the Company, consistent with the bylaws of the Company and as required by the Chairman and CEO, which are customarily associated with the position of CFO These duties shall include, without limitation, overseeing the financial aspects of the Company's business, preparation of balance sheets, profit and loss statements and all other financial reports and statements required by the Company and governmental authorities, and insuring that such statements and reports are accurate and in compliance with the Company's policies and all applicable laws and regulations,

         1.4 Unless the parties otherwise agree in writing, during the term of this Agreement, Executive shall perform his services at the Company's corporate offices; provided, however, that the Company may from time to time require Executive to travel to other locations in connection with the Company's business.





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2.       LOYAL AND CONSCIENTIOUS PERFORMANCE; NONCOMPETITION.

         2.1 Executive shall devote his full business energies, interest, abilities and productive time to the Company. Except with the prior written consent of the Board, during his employment with the Company, Executive will not accept other employment, consulting work or render other services to any person, business or organization; provided, however, this paragraph shall not preclude Executive from engaging in civic, charitable or religious activities, or from serving on boards of directors of companies or organizations that do not present any conflict with the interests of the Company or otherwise adversely affect the performance of Executive's duties.

         2.2 Except as permitted herein, Executive agrees not to acquire, assume or participate in, directly or indirectly, any position, investment or interest that Executive knows or should know is adverse or antagonistic to the Company, its business, clients, strategic partners, investors or prospects. The passive ownership of less than five percent (5%) of the outstanding shares of capital stock of any publicly-traded corporation shall not constitute a breach of this paragraph.

3.       COMPENSATION.

         3.1 The Company shall pay Executive an annual salary of Two Hundred Thousand Dollars ($200,000) per year, payable in accordance with the Company's regular payroll practices, effective as of the Effective Date of this Agreement. Executive's annual salary shall be prorated for any partial year of employment.

         3.2 Executive's annual salary shall be reviewed annually by the Board and may be increased by the Board in its sole discretion.

         3.3  Executive shall be paid a lump-sum bonus of $20,000 on June
              1, 2002.

         3.4 Executive shall be entitled to such other bonuses (if any) or stock options (if any) in addition to the stock options described in this Agreement, as is determined by the Board in its sole discretion.

         3.5 All of Executive's compensation shall be subject to customary withholding taxes and any other employment taxes as are commonly required to be collected or withheld by the Company.

         3.6 The Company agrees to reimburse Executive for all reasonable and necessary business expenses incurred during Executive's employment, subject to the Company's standard documentation requirements. Additionally, the Company shall pay the applicable mileage rate for Executive's commute from the Newport Beach area.

         3.7 Executive shall, in accordance with Company policy and the terms of the applicable plan documents, be eligible to participate in benefits under any benefit plan that may be in effect from time to time and made available to its executives or key management employees. The Company may modify or cancel its benefit plan(s) in its discretion, consistent with the requirements of state or federal law.

         3.8 Executive shall, in accordance with Company policy, be entitled to five weeks of paid vacation, accrued daily, per year. Executive shall not accrue more than ten weeks of vacation, and shall use such vacation in a manner that is minimally disruptive to Company's business.

         3.9 The Company agrees to defend and indemnify Executive pursuant to the Indemnification Agreement attached as Exhibit D.






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         3.10 Subject to the Board's approval through a duly enacted resolution, and subject to the provisions below, Executive will be granted an option to purchase 210,000 additional shares of FIBR stock ("the Option").

              (a) Except as otherwise specifically provided in this Agreement, the terms of the Option shall be governed by the Company's standard stock option and/or stock plan documentation.

              (b) The exercise price of the Option shall be the NASDAQ closing price on June 14 2002.

              (c) The Option shall vest and become exercisable in accordance with the following schedule:

                  o 35,000 shares on June 15, 2002 and 35,000 shares on December 1, 2002;

                  o 7,000 shares on the first of each month from January 1, 2003 until all the remaining shares are vested.

4.       TERM.

         This Agreement shall be effective as of May 17, 2002. Executive's employment under this Agreement is for no specified term. Executive shall be an at-will employee, such that either the Company or Executive may terminate Executive's employment at any time, with or without cause or notice, and with or without reason, subject to the parties' rights and obligations as provided in this Agreement. This Agreement shall also terminate upon Executive's death or disability, as that term is defined in paragraph 6.4 below.

5.       SEVERANCE AND POST-EMPLOYMENT OBLIGATIONS.

         5.1 Upon the termination of Executive's employment for any reason, Executive shall be paid his accrued salary plus any accrued and unused vacation through the effective date of termination. Except as expressly set forth below, Executive's entitlement to salary, benefits or other compensation shall cease upon the termination of Executive's employment.

         5.2 If Executive's employment is terminated by the Company without Cause (as defined in section 6.3(b)), or by Executive for Good Reason (as defined in section 6.3(a)), Executive and the Company each agree that they shall be bound by the terms of the Consulting Agreement attached hereto as Exhibit A. In addition, if, after being notified by the Company of his obligation to sign the waiver and general release, Executive executes a waiver and general release of claims substantially in the form of Exhibit B within 20 days of the effective date of termination of his employment, the Company will immediately vest Executive's then-unvested stock options and will, within 72 hours, pay Executive a lump sum amount equal to one times (1x) his then-current annual salary. The Company will also continue Executive's health and life insurance and other benefits for a one (1) year period.

         5.3 If Executive's employment is terminated by the Company for Cause, or by the Executive for other than Good Reason, Executive's entitlement to salary, benefits or other compensation ends as of Executive's termination date. In addition, Executive and the Company each agree that they shall be bound by the terms of the Consulting Agreement attached hereto as Exhibit A.

              (a) "Good Reason" as used in this Agreement means (i) any breach by the Company of this Agreement, which breach has not been cured within ten (10) business





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                  days after written notice of such breach has been given by
                  Executive to the Company; (ii) any materially adverse change in Executive's status, position or responsibilities; or (iii) any "Change of Control," if Executive tenders his resignation within ninety (90) days of the "Change of Control."

              (b) "Cause" as used in this Agreement means:

                  (i) the failure or refusal by Executive to perform his duties hereunder that has not been remedied within ten
                        (10) business days after written demand for substantial performance has been delivered to Executive by the Company, which demand identifies the manner in which Company believes that the Executive has not performed such duties and the steps required to cure such failure to perform;

                  (ii) the conviction of Executive of, or the entering of a plea of nolo contendere by Executive with respect to, a felony;

                  (iii) Executive's drug or alcohol addiction; or

                  (iv) Executive's death or any disability which prevents Executive from substantially performing the essential functions of his position for a period of 60 days or more. However, in the event of Executive's death, Executive's stock options shall continue to vest for twelve (12) months.

                  (v) Failure by Executive to follow applicable accounting policies, laws and regulations, and all other applicable local, state, federal laws and regulations governing the Company, including those promulgated by NASDQ, SEC and any other government agencies.

              (c) "Change of Control" shall have occurred if:

                  (i) a majority of the directors of the Company are persons other than persons: (A) for whose election proxies shall have been solicited by the Board of Directors of the Company, or (B) who are then serving as directors appointed by the Board of Directors to fill vacancies on the Board of Directors caused by death or resignation (but not by removal) or to fill newly-created directorships; or

                  (ii) fifty-one percent (51%) or more of the outstanding voting power of the Company shall have been acquired after the date hereof (as defined in Rule 13d-3 under the 1934 Act or any successor rule thereto) by any person, or group of two or more persons acting as a partnership, limited partnership, syndicate, or other group acting in concert for the purpose of acquiring, holding or disposing of voting stock of the Company; or

                  (iii) a reorganization, merger, consolidation or other
                        corporate transaction or sale or liquidation or other disposition of all or substantially all of the assets of the Company occurs (other than (i) a transaction with a subsidiary of the Company other than Sorrento Networks, Inc. or (ii) a transaction in which the holders of voting stock of the Company immediately before such disposition as a class continue to hold immediately after the merger at least fifty percent (50%) of all outstanding voting power of the surviving or resulting corporation or its parent (including, without limitation, a company which owns directly or indirectly the Company or all or substantially all of its pre-acquisition assets) in substantially the same proportion as their ownership of common stock of the Company immediately before the transaction).






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6.       CONFIDENTIAL AND PROPRIETARY INFORMATION; NONSOLICITATION.

         6.1 Executive agrees to execute and abide by the Proprietary Information and Inventions Agreement attached to this Agreement as Exhibit C.

         6.2 Executive recognizes that his employment with the Company will involve contact with information of substantial value to the Company, which is not generally known, and which gives the Company an advantage over its actual or potential competitors who do not know or use it. This confidential information includes, but is not limited to, techniques, designs, drawings, processes, inventions, developments, plans, code, equipment, prototypes, and employee, sales, marketing, and customer, business and financial information relating to the business, products, practices and techniques of the Company (hereinafter referred to as "Confidential and Proprietary Information"). During his employment and thereafter, Executive will at all times regard and preserve as confidential such Confidential and Proprietary Information and will not publish or disclose any part of such Confidential and Proprietary Information in any manner at any time, or use any Confidential and Proprietary Information except on behalf of the Company, without the prior written consent of the Company.

         6.3 While employed by the Company and for one (1) year thereafter, Executive agrees that in order to protect the Company's Confidential and Proprietary Information from unauthorized use, that Executive will not, either directly or through others, solicit, attempt to solicit or provide any assistance to anyone soliciting or attempting to solicit: (i) any employee, consultant or independent contractor of the Company to terminate his or her relationship with the Company in order to become an employee, consultant or independent contractor to or for any other person or business entity; or (ii) the business of any customer, partner or strategic alliance of the Company which, at the time of termination or immediately prior thereto, was doing business with the Company, to the extent that that business involves and developing, designing, producing, or marketing any product or service being developed, designed, produced, or marketed by the Company as of the date of termination or immediately prior thereto.

7.       TRADE SECRETS OF OTHERS.

         It is the understanding of both the Company and Executive that Executive shall not divulge to the Company any confidential information or trade secrets belonging to others, including Executive's former employers, nor shall the Company seek to elicit from Executive any such information. Consistent with the foregoing, Executive shall not provide to the Company, and the Company shall not request, any documents or copies of documents containing such information.

8.       ASSIGNMENT AND BINDING EFFECT.

         This Agreement shall be binding upon and inure to the benefit of Executive and Executive's heirs, executors, personal representatives, assigns, administrators and legal representatives. Due to the unique and personal nature of Executive's duties under this Agreement, neither this Agreement nor any rights or obligations under this Agreement shall be assignable by Executive. This Agreement shall be binding upon and inure to the benefit of the Company and its successors, assigns and legal representatives. The Company will require any successor to all or substantially all of the business and/or assets of the Company, to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place.

9.       NOTICES.

         9.1 All notices or demands of any kind required or permitted to be given by the Company or Executive under this Agreement shall be given in writing and shall be personally





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              delivered (and receipted for) or mailed by certified mail, return receipt requested, postage prepaid, addressed as follows:

              If to the Company:

              Sorrento Networks Corporation
              9990 Mesa Rim Road
              San Diego, CA  92121

              If to Executive:

              Joe Armstrong

              ---------------

              ---------------

              ---------------

              Any such written notice shall be deemed received when personally delivered or three (3) days after its deposit in the United States mail as specified above. Either party may change its address for notices by giving notice to the other party in the manner specified in this section.

10.      INTERPRETATION; CONSTRUCTION.

         The headings set forth in this Agreement are for convenience of reference only and shall not be used in interpreting this Agreement. This Agreement has been drafted by legal counsel representing the Company, but Executive has consulted with his own independent counsel with respect to the terms of this Agreement. Each party and its counsel has reviewed and revised, or had an opportunity to review and revise, this Agreement, and the normal rule that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement.

11.      REPRESENTATIONS AND WARRANTIES.

         Executive represents and warrants that he is not restricted or prohibited, contractually or otherwise, from entering into and performing each of the terms and covenants contained in this Agreement, and that his execution and performance of this Agreement will not violate or breach any other agreements between Executive and any other person or entity.

12.      ARBITRATION.

         12.1 The parties agree to arbitrate any dispute, claim, or controversy arising from or concerning Executive's employment, his termination from employment, any terms or conditions of his employment, the interpretation or enforcement of this Agreement or the rights and duties of any person in relation to this Agreement, including without limitation claims of employment discrimination or harassment under Title VII of the Civil Rights Act, the California Fair Employment & Housing Act, the Age Discrimination in Employment Act, the Americans with Disabilities Act, or 42 U.S.C.
              section 1981, claims for violation of the Employment Retirement Income Security Act, the California Labor Code, or the Fair Labor Standards Act, claims for breach of employment contract or the implied covenant of good faith and fair dealing, wrongful discharge, or tortious conduct (whether intentional or negligent) including defamation, misrepresentation, fraud or infliction of emotional distress, but excluding claims for workers' compensation benefits or claims for wages before the California Department of Industrial Relations (collectively, "Covered Claims").

         12.2 The arbitration shall be conducted by a single neutral arbitrator in accordance with the then-current rules issued by the American Arbitration Association ("AAA") for resolution of employment disputes. The arbitration shall take place in the City of San Diego. The





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              Company will pay the fee for the arbitration proceeding, as well as any other charges by the AAA.

         12.3 The parties hereby authorize the use of the AAA's Optional Rules for Emergency Measures of Protection in any matter involving the alleged breach of Executive's obligations regarding confidentiality, inventions, non-solicitation or limitations on other employment or activities outside of his employment with the Company.

         12.4 The Arbitrator shall issue a written award. The award shall be final and binding upon the parties. The arbitrator shall have the power to award any type of relief that would be available in a court of competent jurisdiction. Any award may thereafter be entered as a judgment in any court of competent jurisdiction.

         12.5 The parties agree to file any demand for arbitration within the time limit established by the applicable statute of limitations for the asserted claims. Failure to demand arbitration within the prescribed time period shall result in waiver of any claims.

         12.6 It is the intent of the parties to provide for mandatory arbitration to the fullest extent of, but not beyond what is permitted by, applicable law. A court construing this arbitration provision may modify or interpret it to the extent necessary so as to render it enforceable. If the parties' agreement to arbitrate is declared unenforceable and cannot be administered, interpreted, or modified to be enforceable, Executive agrees to waive any right he may have to a jury trial with respect to any Covered Claim.

13.      LITIGATION COSTS.

         Should any litigation, arbitration, or administrative action be commenced concerning a Covered Claim, the party prevailing in such action shall be entitled, in addition to such other relief as may be granted, to a reasonable sum for that party's costs and attorney's fees, which shall be determined by the court, arbitrator, or administrative agency.

14.      AMENDMENT AND WAIVER.

         The provisions of this Agreement may be amended or waived only with the prior written consent of the Company and Executive, and no course of conduct or failure or delay in enforcing the provisions of this Agreement shall affect the validity, binding effect or enforceability of this Agreement.




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15.      CHOICE OF LAW.

         This Agreement is made in San Diego, California. The parties agree that it shall be construed and interpreted in accordance with the laws of the State of California.

16.      INTEGRATION.

         This Agreement (and any attached Exhibits) is the complete, final and exclusive agreement of the parties relating to the subject matter of this Agreement, and supersedes all prior implied, oral and/or written agreements or arrangements between the parties unless otherwise expressly provided herein.

17.      ASSUMPTION.

         The Company shall require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business or assets of the Company, expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform if no such succession had taken place.

18.      SEVERABILITY.

         The finding by a court or arbitrator of the unenforceability, invalidity or illegality of any provision of this Agreement shall not render any other provision of this Agreement unenforceable, invalid or illegal. It is the parties' desire that such court or arbitrator should modify or replace any invalid or unenforceable term or provision with a valid and enforceable term or provision that will most accurately represent the parties' intention with respect to the invalid or unenforceable term or provision.

            IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                             SORRENTO NETWORKS CORPORATION


_________________________________________    ___________________________________
JOE ARMSTRONG                                PHILLIP W. ARNESON
                                             Chairman, CEO and President


                                             ___________________________________
                                             ROBERT L. HIBBARD
                                             Chairman, Compensation Committee
                                             Board of Directors